SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                             ----------------------

                                CN Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                Maryland                              52-1954386
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      (State or Other Jurisdiction of         (IRS Employer I.D. Number)
       Incorporation or Organization)

                7401 Ritchie Highway, Glen Burnie, Maryland 21060
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               (Address of Principal Executive Offices) (Zip Code)

                       CN Bancorp, Inc. Stock Option Plan
--------------------------------------------------------------------------------
                              (Full Title of Plan)

                                  Jan W. Clark
                                CN Bancorp, Inc.
                              7401 Ritchie Highway
                           Glen Burnie, Maryland 21061

           (Name, Address, and Telephone Number of Agent for Service)
--------------------------------------------------------------------------------

                                            CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Title of Securities  Amount to be   Proposed Maximum            Proposed Maximum                Amount of
to be Registered     Registered     Offering per Share(1)  Aggregate Offering Price(1)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------
 Common Stock,
$10.00 par value    200,000 shares       $14.33                   $2,866,000                    $363.12

------------------------------------------------------------------------------------------------------------------------------

(1) Determined, solely for the purpose of calculating the registration fee, in accordance with Rule 457(c), upon the basis of the average of the bid and ask prices of the Common Stock, par value $10.00 per share, of the registrant as reported on the OTC Bulletin Board System as of June 8, 2004



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following  documents filed by CN Bancorp,  Inc. with the Securities
and  Exchange   Commission  are  hereby   incorporated   by  reference  in  this
Registration Statement:

         (1) Annual Report on Form 10-KSB for the year ended December 31, 2003;

         (2) Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004; and

         (3) Current Reports on Form 8-K filed January 1, 2004, January 9, 2004 and January 15, 2004.

         (4) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act by CN Bancorp Inc. since the end of the year covered in its Annual Report referred to in (1) above.

         All documents subsequently filed by Bancorp pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration.

ITEM 4.  DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 5,000,000 shares of common stock, $10.00 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of the date of this prospectus, 1,356,565 shares of common stock are issued and outstanding and held by 390 stockholders of record. In addition, warrants to purchase 343,431 shares of common stock are outstanding as of the date of this prospectus. The following summary of certain terms of our common stock and preferred stock is necessarily general and reference should be made in each case to our charter and bylaws.

         In general, stockholders or subscribers for our stock have no personal liability for the debts and obligations of CN Bancorp, Inc. because of their status as stockholders or subscribers, except to the extent that the subscription price or other agreed consideration for the stock has not been paid.

         Common Stock. We are authorized to issue 5,000,000 shares of common stock, par value $10.00 per share. As of the date of this prospectus, there were 1,365,565 shares of our common stock issued and outstanding, and 343,431 shares reserved for issuance upon the exercise of our outstanding warrants. The outstanding shares of common stock currently are, and the shares of common stock to be issued pursuant to the Plan will be, upon payment as described in this prospectus, fully paid and non-assessable. Subject to all rights of holders of any other class or series of stock, holders of common stock are entitled to receive dividends if and when the board of directors of CN Bancorp, Inc. declares dividends from funds legally available. In addition, holders of common stock share ratably in the net assets of CN Bancorp, Inc. upon the voluntary or involuntary liquidation, dissolution or winding up of CN Bancorp, Inc., after distributions are made to anyone with more senior rights.

         In general, each outstanding share of common stock entitles the holder to vote for the election of directors and on all other matters requiring stockholder action, and each share is entitled to one vote. Holders of common stock have no conversion, sinking fund, redemption rights or preemptive rights to subscribe to any securities of CN Bancorp, Inc.

         Our charter grants to the board of directors the right to classify or reclassify any unissued shares of common stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. Accordingly, the board of directors could authorize the issuance of additional shares of common stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which some of our stockholders might believe to be in their best interests or in which they might receive a premium for their shares of common stock over the market price of such shares. As of the date hereof, we have no plans to classify or reclassify any unissued shares of our common stock.

         Preferred Stock. We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. Shares of preferred stock may be issued from time to time by the board of directors in one or more series. Prior to issuance of shares of each series of preferred stock, the board of directors is required by the Maryland General Corporation Law ("MGCL") to fix for each series the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. The board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which some of our stockholders might believe to be in their best interests or in which they might receive a premium for their shares of common stock over the market price of such shares. As of the date hereof, we have no present plans to issue any preferred stock. Anti-Takeover Provisions in our Charter and Bylaws

         Extraordinary  Transactions.   Pursuant  to  the  MGCL,  a  corporation
generally   cannot  amend  its  charter  (except  in  compliance  with  specific provisions of the MGCL), consolidate, merge, sell, lease or exchange all or substantially all of its assets, engage in a share exchange or liquidate, dissolve or wind-up unless such acts are approved by the affirmative vote of at least two-thirds of the shares entitled to vote on the matter, unless a lesser or greater percentage is set forth in the corporation's charter. Our charter requires that these matters be approved by the affirmative vote at least 80% of all the votes entitled to be cast.

         Classification of the Board of Directors. Our charter and bylaws provide that we shall have six directors, and that the number of directors may be increased or decreased by the board of directors. Our directors are divided into three classes - Class A, Class B and Class C - each class consisting of an equal number of directors, or as nearly equal as possible and each director serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. A classified board of directors promotes continuity and stability of management but makes it more difficult for stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. We believe that classification of the board of directors will help to assure the continuity and stability of CN Bancorp, Inc.'s business strategies and policies as determined by the board of directors.

         Absence Of Cumulative Voting. There is no cumulative voting in the election of our directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his votes for one nominee or disperse his votes among nominees as he chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation's board of directors. The absence of cumulative voting means that the holders of a majority of our shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

         Removal of Directors. Our charter and bylaws provide that a director may only be removed by the affirmative vote of at least 80% of the votes entitled to be cast on the matter. Furthermore, the MGCL provides that if a corporation's directors are divided into classes, a director may only be removed for cause.

         Amendment of Bylaws. Our bylaws may only be amended by our Board of Directors. Stockholders have no authority to amend our bylaws.

         Authorized Shares. As indicated above, our charter authorizes the issuance of 5,000,000 shares of common stock and 5,000,000 shares of preferred stock. The authorization of a large number of common and preferred stock provides our board of directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock based compensation (although no such compensation exists as of the date of this prospectus). However, the unissued authorized shares may also be used by the board of directors consistent with its fiduciary duty to deter future attempts to gain control of CN Bancorp, Inc. Also, as indicated above, the board of directors' right to reclassify any unissued shares of common stock and to set the terms of one or more series of preferred stock has anti-takeover effects.

         Procedures For Stockholder Nominations And Proposals. Our bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to our secretary at least 60 and not more than 90 days prior to the meeting. Nominations and proposals that fail to follow the prescribed procedures will not be considered. We believe that it is in our and our stockholders best interests to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

         Limitations On Liabilities. Our charter provides that the personal liability of our directors and officers for monetary damages is eliminated to the fullest extent permitted by Maryland law. Maryland law currently provides that directors and officers of corporations that have adopted such a provision will generally not be so liable, except:

         o To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received; and
         o To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Our charter also provides that we will indemnify our officers and directors against liabilities and will advance expenses to such persons prior to a final disposition of an action to the fullest extent permitted by Maryland law. The rights of indemnification provided in our charter are not exclusive of any other rights which may be available under any insurance or other agreement, by resolution of stockholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, our bylaws authorize us to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of CN Bancorp, Inc., whether or not we would have the power to provide indemnification to such person.

         These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable us to attract and retain the best personnel available.

         See ITEM 6 - Indemnification of Directors and Officers below for more information.

Anti-Takeover Provisions in the MGCL.

         In addition to the provisions contained in our charter and bylaws, the MGCL includes certain provisions applicable to Maryland corporations that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

         Business Combinations. Under the MGCL, certain "business combinations" between a Maryland corporation and an "Interested Stockholder" (as described in the MGCL) are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
(i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation's stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. They also do not apply if the company has fewer than 100 beneficial owners of stock.

         Control Share Acquisitions. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

         Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Summary of Anti-Takeover Provisions

         The foregoing provisions of our charter and bylaws and Maryland law could have the effect of discouraging an acquisition of CN Bancorp, Inc. or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make CN Bancorp, Inc. less attractive to a potential acquiror and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

         Our board of directors believes that the provisions described above are prudent and will reduce vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in CN Bancorp, Inc.'s best interests and the best interests of its stockholders. In the board of directors' judgment, the board of directors is in the best position to determine our true value and to negotiate more effectively for what may be in the best interests of the stockholders. Accordingly, the board of directors believes that it is in CN Bancorp, Inc.'s best interests and in the best interests of its stockholders to encourage potential acquirors to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the board of directors' view that these provisions should not discourage persons from proposing a merger or other transaction at prices reflective of CN Bancorp, Inc.'s true value and where the transaction is in the best interests of all stockholders.

         Despite the board of directors' belief as to the benefits to CN Bancorp, Inc. of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. The board of directors, however, has concluded that the potential benefits of these provisions outweigh their possible disadvantages.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         CN Bancorp's Articles of Incorporation generally provide for indemnification to the extent authorized by applicable law. Section 2-418 of the Maryland General Corporation Law sets forth circumstances under which directors, officers, employees and agents of Bancorp may be insured or indemnified against liability which they may incur in their capacities:

         2-418 INDEMNIFICATION OF DIRECTORS,  OFFICERS, EMPLOYEES AND AGENTS. --
(a) In this  section  the  following  words  have the  meanings  indicated.
         (1) "Director" means any person who is or was a director of a corporation and any person who, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, other enterprise, or employee benefit plan.
         (2) "Corporation" includes any domestic or foreign predecessor entity of a corporation in a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.
         (3) "Expenses" include  attorney's fees.
         (4) "Official capacity" means the following:
         (i) When used with respect to a director, the office of director in the corporation; and
         (ii) When used with respect to a person other than a director as contemplated in sub-section (j), the elective or appointive office in the corporation held by the officer, or the employment or agency relationship undertaken by the employee or agent in behalf of the corporation.
         (iii) "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, other enterprise, or employee benefit plan.
         (5) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.
         (6) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative.
         (b)(1) A corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that:
         (i) The act or omission of the director was material to the matter giving rise to the proceeding; and
         1. Was  committed  in bad  faith;  or
         2. Was the  result of active  and  deliberate  dishonesty;  or
         (ii) The director actually received an improper personal benefit in money, property, or services; or
         (iii) In the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.
         (2)(i) Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding.
         (ii) However, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation.
         (3)(i) The termination of any proceeding by judgment, order, or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.
         (ii) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttal presumption that the director did not meet that standard of conduct.
         (c) A director  may not be  indemnified  under  subsection  (B) of this section in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received.
         (d)  Unless  limited  by the  charter:
         (1) A director who has been successful, on the merits or otherwise, in the defense of any proceeding referred to in subsection (B) of this section shall be indemnified against reasonable expenses incurred by the director in connection with the proceeding.
         (2) A court of appropriate jurisdiction upon application of a director and such notice as the court shall require, may order indemnification in the following circumstances:
         (i) If it determines a director is entitled to reimbursement under paragraph (1) of this subsection, the court shall order indemnification, in which case the director shall be entitled to recover the expenses of securing such reimbursement; or
         (ii) If it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth in subsection (b) of this section or has been adjudged liable under the circumstances described in subsection (c) of this section, the court may order such indemnification as the court shall deem proper. However, indemnification with respect to any proceeding by or in the right of the corporation or in which liability shall have been adjudged in the circumstances described in subsection (c) shall be limited to expenses.
         (3) A court of appropriate  jurisdiction may be the same court in which
the   proceeding   involving  the  director's   liability  took  place.
         (e)(1) Indemnification under subsection (b) of this section may not be made by the corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection (b) of this section.
         (2) Such determination  shall be made:
         (i) By the board of directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding, or, if such a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to such proceeding and who were duly designated to act in the matter by a majority vote of the full board in which the designated directors who are parties may participate;
         (ii) By special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subparagraph (I) of this paragraph, or, if the requisite quorum of the full board cannot be obtained therefor and the committee cannot be established, by a majority vote of the full board in which directors who are parties may participate; or
         (iii) By the  stockholders.
         (3) Authorization of indemnification and determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (ii) of paragraph (2) of this subsection for selection of such counsel.
         (4) Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.
         (f)(1) Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the corporation in advance of the final disposition of the proceeding upon receipt by the corporation of:
         (i) A written affirmation by the director of the director's good faith belief that the standard of conduct necessary for indemnification by the corporation as authorized in this section has been met; and
         (ii) A written undertaking by or on behalf of the director to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
         (2) The undertaking required by subparagraph (ii) of paragraph (1) of this subsection shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.
         (3) Payments under this subsection shall be made as provided by the charter, bylaws or contract or as specified in subsection (e) of this section.
         (g) The indemnification and advancement of expenses provided or authorized by this section may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, the bylaws, a resolution of stockholders of directors, an agreement or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.
         (h) This section does not limit the corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding.
         (i) For purposes of this section:
         (1) The corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan:
         (2) Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fined; and
         (3) Action taken or omitted by the director with respect to an employee benefit plan in the performance of the director's duties for a purpose reasonably believed by the director to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.
         (j) Unless  limited by the charter:
         (1) An officer of the corporation shall be indemnified as and to the extent provided in subsection (d) of this section for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to the provisions of subsection (d);
         (2) A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation to the same extent that it may indemnify directors under this section; and
         (3) A corporation, in addition, may indemnify and advance expenses to an officer, employee, or agent who is not a director to such further extent, consistent with law, as may be provided by its charter, bylaws, general or specific action of its board of directors or contract.
         (k)(1) A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.
         (2) A corporation may provide similar protection, including a trust fund, letter of credit, or surety bond, not inconsistent with this section.
         (3) The insurance or similar protection may be provided by a subsidiary or an affiliate of the corporation.
         (l) Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us under provisions of our charter, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         As no restricted securities are to be re-offered or re-sold pursuant to this registration statement, this item is inapplicable.

ITEM 8.  EXHIBITS.

         The exhibits required by Item 601 of Regulation S-K and this item are included following the Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         The Registrant hereby undertakes that it will:

         (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: (i) include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) for determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Glen Burnie, State of Maryland on June 10, 2004.

                                         By:   /s/  Jan W. Clark
                                                    -----------------------
                                                    Jan W. Clark, President
                                                    and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                    Position                                                 Date

/s/Jan W. Clark                         Chairman of the Board of Directors,                     June 10, 2004
---------------                         President, Chief Executive Officer,
Jan W. Clark                            (Principal Executive Officer)


/s/ Michael T. Storm                    Chief Financial Officer (Principal Financial and        June 10, 2004
--------------------                    Accounting Officer)
Michael T. Storm


/s/ John E. DeGrange, Sr                Vice Chairman of the Board of Directors                 June 10, 2004
------------------------
John E. DeGrange, Sr.


/s/ Carl L. Hein, Jr.                   Treasurer and Director                                  June 10, 2004
------------------------
Carl L. Hein, Jr.


/s/ Creston G. Tate                     Director                                                June 10, 2004
------------------------
Creston G. Tate


/s/ John G. Warner                      Executive Vice President and Director                   June 10, 2004
------------------------
John G. Warner


/s/Gerald V. McDonald                   Director                                                 June 10, 2004
------------------------
Gerald V. McDonald




                  INDEX TO EXHIBITS

Exhibit Number          Description
--------------    ------------------------

         4        Stock Option Plan
         5        Opinion of Kennedy, Baris & Lundy, L.L.P., with respect to the validity of the Common Stock being  registered
      23.1        Consent of Beard Miller Company LLP, independent auditors
      23.2        Consent of Kennedy, Baris & Lundy, L.L.P.  (Contained in their opinion filed as Exhibit 5 hereto)